Exhibit 23.01

                Consent of Independent Certified Public Accountants

We consent to the incorporation by reference in this Registration Statement on Form S-4/A of our audit report dated February 18, 2000 of Telesource International, Inc.
for the years ended December 31, 1999, 1998 and 1997, and to the reference to our firm under the caption "Experts" in the Prospectus.

/s/ Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
July 11, 2000

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